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                                                                    EXHIBIT 23.1








INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-61364 of EPIQ Systems, Inc. on
Form S-3 of our report dated February 23, 2001, included and incorporated by reference in the Annual Report on Form 10-K of EPIQ Systems, Inc. for the year ended December 31, 2000, and to the use of our report dated
February 23, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Kansas City, Missouri
June 4, 2001